Exhibit 10.27

Selling Group Agreement (Without Commitment)

THIS AGREEMENT, made this 22 day of June, 1992 between AMERICAN CAPITAL MARKETING, INC., (the “Distributor”), principal distributor for shares of capital stock (the “Shares”) of certain mutual funds managed by American Capital Asset Management, Inc. and publicly distributed by the Distributor (the “Funds”) and PFS Investments Inc., a securities dealer. The Dealer is a member of the National Association of Securities Dealers, Inc. or, if a foreign dealer, agrees to abide by all of the rules and regulations of the National Association of Securities Dealers, Inc. for purposes of this Agreement. In consideration of the mutual covenants stated below, the parties hereto agree as follows:

1	Sales of Shares shall be made only at their public offering price then in effect (the net asset value plus the applicable sales commission, except shares of certain of the Funds which are sold at net asset value) as defined in the Funds’ Prospectuses.

2	Purchases of Shares shall be made solely through the Distributor and only for the purpose of covering purchase orders already received from customers or for Dealer’s own bona fide investment. The Dealer agrees not to purchase for any other securities dealer or broker unless Dealer has an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such other dealer has executed a Selling Group Agreement with the Distributor. The Dealer agrees not to withhold any customer order so as to profit therefrom.

3	All purchase orders received by the Distributor will be subject to receipt of Shares by the Distributor from the Funds concerned. The Distributor reserves the right in its discretion, without notice to Dealer, to suspend sales or withdraw the offering of the Shares entirely or in part or to change the offering price as provided in the respective prospectuses.

4	Applicable selling commissions and concessions to the Dealer are based on the amount of the sale, as provided in the current prospectuses of the Funds as amended from time to time. All commissions and concessions are subject to change without notice by the Distributor and will comply with any changes in regulatory requirements. The Dealer agrees that it will not combine customer orders to reach breakpoints in commissions for any purpose whatsoever unless authorized by the then current prospectuses of the Funds or by the Distributor in writing.

The Dealer agrees to advise the Distributor of any letter of intent signed by the customer when placing wire trades. If Dealer fails to do so, it will be liable to the Distributor for return of commissions plus interest thereon.

5	Sales of Shares shall not be made unless such Shares are registered or qualified for sale in the state or jurisdiction where they are to be sold, and, if sold, the Dealer agrees to indemnify the Distributor and or the Funds for any claim, liability, expense or loss in any way arising out of such sale.

6	The Dealer’s orders shall be transmitted to the Distributor and are deemed placed when received by the Distributor. (The Distributor will not accept purchase orders by telephone or wire for shares of American Capital Reserve Fund unless federal funds are previously on deposit with the Funds’ custodian.) Orders received by the Dealer prior to the close of business for pricing as defined in the current prospectuses of the Funds, and placed within one hour after the close of business as listed in such prospectuses are priced at the offering price next computed. The Distributor will not accept from you a conditional order on any basis. Orders shall be subject to confirmation by the Distributor. The Dealer shall provide a comparison to the Distributor on all wire trades.

7	Settlement shall be made within five (5) business days at the offices of the Funds’ transfer agent unless otherwise agreed. Against payment of the public offering price less any dealer concession, the Distributor will transfer such shares to the name of the Dealer’s customer upon receipt from the Dealer of appropriate instructions. If payment is not received within ten (10) business days, the Distributor reserves the right to cancel the sale forthwith or, at its option, to sell the Shares on behalf of the Dealer to the Fund at the then prevailing repurchase price. In this event, or in the event the Dealer cancels the trade for any reason, the Dealer agrees to be responsible for any loss resulting to the Fund or to the Distributor from the Dealer’s failure to make payment as aforesaid. Any gains generated thereby will remain gains for the applicable Fund. The Dealer shall refund to the Distributor the full concession allowed, for transmittal to the Fund, on any shares which are tendered for redemption within seven (7) business days after confirmation to the Dealer of the original sale.

8	Distributions of net investment income and/or capital gains in Shares are made at net asset value and the Dealer is not entitled to any concession on such distributions.

9	In every transaction, the Distributor will act as agent for the Funds and the Dealer will act as principal for its own account. The Dealer shall have no authority whatsoever to act as agent for any of the Funds, for the Distributor or for any member of the Selling Group and nothing in this agreement shall serve to appoint any of the Funds or the Distributor as your agent.

However, the Dealer is authorized to repurchase Shares from its customers on behalf of the Funds at the price currently being quoted by the Distributor. Shares thus sold to the Distributor shall be delivered to the Fund’s transfer agent. Shares not delivered within ten (10) days following such sale may be bought in at the option of the Distributor. Any loss incurred will be paid by Dealer to the Fund. Any gains will be refined by the Fund.

To facilitate prompt payment following resale of shares the owner’s signature shall appear as registered on the Fund’s records or certificate, if applicable, and shall be guaranteed by a commercial bank, trust company or a member of a national securities exchange.

10	No person is authorized to make any representations concerning the Funds or their Shares except those contained in the effective prospectus of the Fund concerned and any such information as may be released by the Distributor as Principal Distributor for the Funds as information supplemental to the respective prospectuses. If made, the Dealer agrees to indemnify the Funds and/or the Distributor from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representations.

11	The Dealer will provide all customers with a current prospectus prior to or at the time such customer purchases one of the Funds. The Dealer will provide any customer whose requests a copy of the Statement of Additional Information (Part B) on file with the U.S. Securities and Exchange Commission.

12	No advertising as such term is defined by the NASD, of any kind whatsoever will be used by the Dealer regarding the Funds or the Distributor unless provided to the Dealer by the Distributor or unless the Dealer has obtained the prior written approval of the Distributor.

13	This agreement shall not be assignable by the Dealer.

14	Either party shall have the right to cancel this agreement at any time upon written notice given to the other party. Any notice to the Dealer shall be duly given if mailed to the Dealer at its address below.

15	Both parties agree to abide by all of the rules and regulations of the National Association of Securities Dealers, Inc., (NASD), including its Rules of Fair Practice as well as by all state or federal laws, rules or regulations that are now or may hereafter become applicable to transactions hereunder. The Dealer certifies that it is a member of the NASD, or that, if it is a foreign dealer, it agrees for purposes of purchasing shares of the Funds that it will be bound by the rules of the NASD, including the Rules of Fair Practice and advertising interpretations. The Dealer will provide immediate notice for the Distributor if Dealer becomes the subject of an order of expulsion or suspension. Notwithstanding Paragraph 10 above, expulsion from the NASD will automatically terminate this agreement. In the event of expulsion or suspension, no commissions will be paid to Dealer.

16	This Agreement shall be construed in accordance with the laws of the Great State of Texas.

Dated	June 30, 1992	AMERICAN CAPITAL MARKETING, INC.

		By:	/s/ Fred Shepherd
Vice President
Fred Shepherd

The undersigned accepts your invitation to become a member of the selling group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of prospectuses for use in connection with this offering.

Date	June 30, 1992	By:	/s/ Gregory C. Pitts
Signature
Gregory C Pitts - Senior Vice President
Name
PFS Investments Inc.
Dealer Name
Please sign both copies and return both to: American Capital Marketing, Inc. P.O. Box 1411 Houston, Texas 77251-1411			3120 Breckinridge Blvd
Address
Duluth, GA 30199-0001
			City	State	Zip

003.08.752 A REV 12/91

ADDENDUM TO

VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

SELLING GROUP AGREEMENTS

FOR VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND

Ladies and Gentlemen:

Your firm is presently a party to a Dealer Agreement, Broker Fully-Disclosed Clearing Agreement or Bank-Fully Disclosed Clearing Agreement with Van Kampen American Capital Distributors, Inc. (the “Company”) regarding Van Kampen American Capital Open-End and Closed-End Investment Companies. Pursuant to Section 18 of the Dealer Agreement or Section 21 of the Broker Fully-Disclosed Clearing Agreement and the Bank Fully-Disclosed Clearing Agreement, the terms and conditions set forth herein hereby amend the terms and conditions of the Selling Group Agreement between your firm (the “Intermediary”) and the Company with respect to the Van Kampen American Capital Senior Floating Rate Fund:

WHEREAS, the Company is the principal underwriter of the Van Kampen American Capital Senior Floating Rate Fund (the “Fund”); and

WHEREAS, the Fund has adopted a Service Plan (the “Service Plan”) as described in the Fund’s Prospectus and Statement of Additional Information; and

WHEREAS, the Fund’s Service Plan authorizes the Company to enter into service agreements such as this Agreement with certain financial intermediaries selected by the Company, and the Intermediary has been so selected; and

WHEREAS, the Fund’s Service Plan authorizes the Company to make payments at a rate specified in an agreement such as this Agreement varying directly with the aggregate average daily net asset value of shares of the Fund sold by such financial intermediary on or after the effective date of this Agreement, as determined pursuant to Section 4 hereof, and held at the close of each day in accounts of clients or customers of particular intermediary, such amount being referred to herein as the “Holding Level”.

NOW, THEREFORE, the Company and the Intermediary agree as follows:

1. Subject to continuing compliance with its obligations pursuant to Section 2 hereof, the Intermediary shall be entitled to service fee payments, if any, to be paid by the Company with respect to the Fund’s common shares at the annual percentage rate of the Holding Level set forth from time to time in the then current Prospectus of the Fund on a quarterly basis (prorated for any portion of such period during which this Agreement is in effect for less than the full amount of such period); it is understood and agreed that the Company may make final and binding determinations as to whether such continuing compliance and as to whether or not any Fund shares are to be considered in determining the Holding Level of any particular financial intermediary and what Fund shares, if any, are to be attributed to such purpose to a particular financial intermediary, to a different financial intermediary or to no financial intermediary.

2. The service fee payments with respect to the Fund’s common shares to be made in accordance with Section 1 hereof, if any, shall be paid to the Intermediary as compensation for providing “services” as such term is utilized in Conduct Rule 2830 (“Rule 2830”) of the National Association of

Securities Dealers (“NASD”), and such service fee payments shall be subject to the limits and conditions of Rule 2830 and other applicable rules and regulations of the NASD. In this regard, in consideration for the service fee payments to be made in accordance with Section 1 hereof, the Intermediary shall provide to its clients or customers who hold shares of the such services and other assistance as may from time to time be reasonably requested by the Company, including but not limited to answering inquiries regarding the Fund, providing information programs regarding the Fund, assisting in selected dividend payment options, account designations and addresses and maintaining the investment of such customer or client in the Fund.

3. All payments made to intermediaries in connection with sales of the Fund shall be subject to any applicable limitations or caps pursuant to applicable rules and regulations of the NASD as may be in effect from time to time.

4. The Company shall have the right at any time and from time to time without notice to the Broker-Dealer to amend its Prospectus with respect to the amount of the service fee, as well as the amount of any other fees to be paid in connection with sales of the Fund. Such amendments shall be effective as of the date of the amended Prospectus.

Your placement with the Company of an order for shares of the Fund will conclusively constitute your acceptance of this Agreement.

Very truly yours,

VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

By:

Its:	Authorized Officer

Dated: February 24,1998

ADDENDUM TO THE DEALER AGREEMENT

WITH VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

REGARDING VAN KAMPEN AMERICAN CAPITAL

OPEN-END AND CLOSED-END INVESTMENT COMPANIES

(As used herein, “we,” “us” and “our” shall refer to Van Kampen American Capital Distributors, Inc.)	(As used herein, “you” and “your” shall refer to the Dealer listed in the Dealer Agreement)

Effective January 2, 1997, Van Kampen American Capital Distributors, Inc. (“VKAC Distributors”) will be the general distributor of the investment funds (the “Funds”) of the Morgan Stanley Fund, Inc. and, as agent of the Funds, agrees to sell you shares of beneficial interest issued by the Funds (the “Shares”), subject to any limitations imposed by any of the Funds and to confirmation by us in each instance of such sales and to all of the following terms and conditions:

1. Offering Price and Fees

The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time, by the applicable Fund plus any applicable sales charge described in the then-current Prospectus of the applicable Fund. As compensation for each sale of Shares made by you, you will be allowed the dealer discount or commission, if any, on such Shares as provided in the applicable Fund’s then-current Prospectus. We reserve the right to revise the dealer discount referred to herein upon ten days’ written notice to you. In the case of Funds with a contingent deferred sales charge, you will receive a commission on the sale of shares as provided in the applicable Fund’s then-current Prospectus. We will furnish you upon request with the public offering prices for the Shares, and you agree to quote such prices in connection with any Shares offered by you for sale. Each sale is always made subject to confirmation by us at the public offering price next computed after receipt of the order. There is no sales charge or dealer discount or commission to dealers on the reinvestment of dividends and distributions.

In addition to the dealer discount or commission, if any, allowed pursuant to the foregoing provisions of this Section 1, we may, at our expense, provide additional promotional incentives or payments to dealers. If noncash concessions are provided, each dealer earning such a concession may elect to receive an amount in cash equivalent to the cost of providing such concessions. Notice of the availability of concessions will be given in writing to you by us. All dealer discounts, promotional incentives, payments and concessions will be made by us in accordance with National Association of Securities Dealers, Inc. (“NASD”) guidelines and rules and any other applicable laws, rules, or regulations.

2. Manner of Offering, Selling and Purchasing Shares

We will provide you promptly with such number of copies as you may reasonably request of each Fund’s Prospectus and Statement of Additional Information and, subsequently, each then-current Prospectus, Statement of Additional Information and shareholder reports and of supplementary written sales materials prepared by us. You will offer and sell the Shares only in accordance with the terms and conditions of the applicable then-current Prospectus and Statement of Additional Information of the applicable Fund. Neither you nor any other person is authorized to give any information or to make any representations other than those contained in such Prospectuses, Statement of Additional Information, shareholder reports, supplementary sales materials or any other written statement, document, or materials provided to you by us or the applicable Fund. You agree that you will not use any offering materials (other than those supplied to you by us or the applicable Fund) for the Funds without our written consent.

You hereby agree:

a.	to offer the Shares of the Funds available for purchase;

b.	to furnish to each person to whom any offer to sell or sale is made a copy of the then-current Prospectus and, upon request, the then-current Statement of Additional Information, of the applicable Fund at or prior to the time of such offer or sale;

c.	to transmit to us promptly upon receipt any and all orders received by you;

d.	to wire to us the offering price (but no more than one such wire per day shall be sent), or, subject to our prior approval, to pay be check to us the offering price, less any dealer discount or commission to which you are entitled, within three (3) business days of our confirmation of your order, or such shorter time as may be required by law. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the Shares to the issuer thereof for redemption or repurchase. Furthermore, if any payment is not received within such time period, we may, by notice to you, suspend your right to sell Shares of the Funds pursuant to this Agreement. If your payment is made by check on your local bank, liquidation of Shares may be delayed pending clearance of your check. You shall make all sales subject to our confirmation. You agree to forward such confirmation, or issue your own form of confirmation, promptly for all accepted purchase orders for accounts held in street name. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. The procedure stated herein relating to the pricing and handling of orders shall be subject to written instructions which we may forward to you from time to time; and

e.

if any Shares sold to you by us under the terms of this Agreement are repurchased by the applicable Fund or by us as agent for the applicable Fund or are tendered for redemption within seven business days after the date of our confirmation of the original purchase order for such Shares, you shall forfeit your right to any discount or commission received by or allowed to you on such Shares hereunder and you shall forthwith refund to us the full concession allowed to you on the original sale. We agree, in the case of sales of Shares of a Fund sold with a front-end sales charge, to pay such refund forthwith to such Fund. In the case of Shares of a Fund sold with a contingent deferred sale charge, we will be entitled to retain such refund for our own account. We will notify you of any such repurchase or redemption within ten days of the date on which a written request for redemption, if no stock certificate has been issued, or the stock certificate is delivered to us or to the applicable Fund.

3. Shareholder Servicing

We will pay you service fees in connection with the accounts of your customers that hold Shares of certain Funds that have adopted distribution plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Payment of the service fees is subject to your initial and continuing satisfaction of the following terms and conditions set forth in this Section 3 to this Agreement.

a.	Qualification Requirements. You will initially provide to the respective Fund’s transfer agent all account information necessary for such transfer agent to determine the appropriate service fee, based on the assets in the Funds for which you are the dealer of record, payable to you under this Agreement. You recognize that such transfer agent will be making such determinations, and you agree that they will be entitled to rely on the accuracy of such information. You agree to provide updated information to such transfer agent as necessary. You understand that such payments will be based solely on such transfer agent’s records.

b.	Service Fees.

(1)	If you meet the qualification requirements set forth above in Section 3.a. of this Agreement, you will be paid a service fee, to be accrued monthly and paid quarterly, on assets in the Funds for which you are the dealer of record, and which are serviced by a registered representative of your firm, at the annual rates specified on Schedule 1 (excluding any such assets owned by accounts for your firm’s own retirement plans).

(2)	You understand and agree that:

(i)	all service fee payments are subject to the limitations contained in each Fund’s Distribution Plan, which may be varied or discontinued at any time by the Directors; and

(ii)	your failure to provide the services described in Section 3.c. of this Agreement set forth below as may be amended from time to time, or otherwise to comply with the terms and conditions of this Agreement, will render you ineligible to receive service fees for each affected shareholder account.

c.	Required Services.

(1)	You will assign one of your registered representatives to each Fund account on your records and reassign the Fund account should that representative leave your firm.

(2)	You and your registered representatives will assist us and our affiliates in providing the following services to shareholders of the Funds:

(i)	Maintain regular contact with shareholders in assigned accounts and assist in answering inquiries concerning the Funds;

(ii)	Assist in distributing sales and service literature provided by us, particularly to the beneficial owners of accounts registered in your name (street name accounts);

(iii)	Assist us and our affiliates in the establishment and maintenance of shareholder accounts and records;

(iv)	Assist shareholders in effecting administrative changes, such as changing dividend options, account designations, address, automatic investment programs or systematic investment plan;

(v)	Assist in processing purchase and redemption transactions; and

(vi)	Provide any other information or services as the shareholder of any Fund or we may reasonably request.

(3)	You will support our marketing efforts by granting reasonable requests for visits to your offices by our wholesalers.

(4)	Your compliance with the service requirements set forth in this Agreement will be evaluated by us from time to time by surveying shareholder satisfaction with service, by monitoring redemption levels of shareholder accounts assigned to you and by such other methods as we deem appropriate.

d.	Termination of Service Fees. The provisions of this Section 3 of this Agreement may be terminated at any time, without the payment of any penalty, by either party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party hereto, or, as provided in Rule 12b-1 under the 1940 Act, by certain Directors of the Morgan Stanley Fund, Inc. or by the vote of the holders of the outstanding voting securities of the Fund.

e.	Written Reports. Morgan Stanley or its affiliates shall provide to the Directors of the Morgan Stanley Fund, Inc., and such Directors shall review at least quarterly, a written report of the amounts paid to you under this Agreement and the purposes for which such expenditures were made.

4. Compliance with Law

We and you each hereby represent to the other that each is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the NASD and agrees to maintain such membership in good standing or, in the alternative, you are a foreign dealer not eligible for membership in the NASD. You further represent that you are licensed and qualified as a broker-dealer or otherwise authorized to offer and sell the Shares under the laws of each jurisdiction in which the Shares will be offered and sold by you.

You agree that in offering and selling Shares you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act of 1933, as amended, the 1934 Act (including Rule 15c2-8 thereunder relating to the distribution of preliminary and final prospectuses), the applicable rules and regulations of the NASD, and the applicable rules and regulations of any jurisdiction in which you sell, directly or indirectly, any Shares. You agree not to offer for sale of sell the Shares in any jurisdiction in which the Shares are not qualified for offer or sale of in which you are not qualified as a broker-dealer.

You agree to provide us with prompt notice of any proceeding brought by any state or federal regulatory body against you that may have any material adverse effect on your ability to comply with the terms and conditions of this Agreement.

We agree to file all sales material provided by us to you with the NASD and to provide you with prompt notice of any NASD comments or actions related thereto or to the Funds. You hereby agree that you will only use sales literature, advertising, broker-dealer or other marketing material that has been previously approved by us. We agree to provide you with prompt notice of any proceedings brought by any state or federal regulatory body involving the Funds.

5. Relationship with Dealers

In offering and selling Shares under this Agreement, you shall be acting as principal and nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of the Funds. As general distributor of the Funds, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligations expressly assumed by us in this Agreement.

6. Termination

In addition to the provisions concerning termination of service fees as set forth in Section 3.d. of this Agreement, either party hereto may terminate this Agreement, without cause, upon ten days’ written notice to the other party. We may terminate this Agreement for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to you. This Agreement shall terminate automatically if either Party ceases to be a member of the NASD. The suspension or termination of sales of shares of the Funds by you shall not be deemed a termination of this Agreement.

7. Amendment

This Agreement, including any Schedule hereto, may be amended as from time to time agreed to by us and you.

8. Assignability

This Agreement is not assignable or transferable, except that upon 30 days prior written notice to you we may assign or transfer this Agreement to any successor that becomes general distributor of the Funds.

9. Notice

Notice shall be sent to each party to this Agreement at the respective address set forth at the beginning of this Agreement.

10. Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Your placement with VKAC Distributors of an order of Shares of the Funds will conclusively constitute your agreement hereto.

VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., a Delaware corporation.

By:	/s/ William R. Molinari
William R. Molinari
President

Schedule 1

Annual Rates of Service Fees

The service fee shall be paid at an annual rate of .25% on assets in each of the classes of the Funds for which you are the dealer of record.